UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York		10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, at the annual meeting of stockholders of Paramount Group, Inc. (the “Company”) held on May 13, 2021 (the “2021 Annual Meeting”), the Company’s stockholders approved the Company’s Amended and Restated 2014 Equity Incentive Plan (the “A&R 2014 Plan”) to increase the aggregate number of shares of the Company’s common stock available for issuance by 3,750,000 shares and make certain other amendments. The material amendments to the 2014 Equity Incentive Plan have been previously described under Proposal No. 3 in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 30, 2021 (the “Proxy Statement”).

The A&R 2014 Plan is effective as of May 13, 2021, the date that the A&R 2014 Plan was approved by the Company’s stockholders. Unless terminated earlier, the Plan will terminate with respect to the grant of new awards on May 13, 2031.

The description of the A&R 2014 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the A&R 2014 Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The information set forth below in Item 5.07 of this Current Report on Form 8-K regarding compliance by Mark Patterson, as a member of the Company’s board of directors (the “Board”), with the Company’s Corporate Governance Guidelines and reappointment to the Board is incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2021, the Company held its 2021 Annual Meeting in New York, NY. As of the record date, there were a total of 218,950,596 shares of the Company’s common stock outstanding and entitled to vote at the 2021 Annual Meeting. The following is a brief description of each matter voted upon at the 2021 Annual Meeting and a statement of the number of votes cast for or against, and the number of abstentions and broker non-votes with respect to each matter, as applicable.

Proposal 1. Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2022 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

				Broker
Names of Directors	For	Against	Abstain	Non-Votes
Albert Behler	171,737,631	3,885,419	498,594	12,804,732
Thomas Armbrust	175,826,219	294,028	1,397	12,804,732
Martin Bussmann	137,453,875	38,666,369	1,400	12,804,732
Colin Dyer	175,825,796	294,437	1,411	12,804,732
Karin Klein	173,642,139	2,478,116	1,389	12,804,732
Peter Linneman	168,044,075	8,061,892	15,677	12,804,732
Katharina Otto-Bernstein	175,832,255	288,001	1,388	12,804,732
Mark Patterson (1)	77,761,029	98,359,223	1,392	12,804,732
Greg Wright	137,435,699	38,666,175	19,770	12,804,732

(1)

As noted, Mr. Patterson received less than a majority of the votes cast in connection with his election to the Board and in accordance with the Company’s Corporate Governance Guidelines, Mr. Patterson offered to tender his resignation as a director of the Company on May 13, 2021. The Board rejected Mr. Patterson’s offer to tender his resignation and reappointed Mr. Patterson to serve as a director for a term expiring at the annual meeting of stockholders in 2022 and until his respective successor has been duly elected and qualified or until his earlier resignation or removal. Mr. Patterson will continue to serve on the Board’s Nominating and Corporate Governance Committee. The Board directed the Company to engage its stockholders on any issues that may have led stockholders to vote against Mr. Patterson.

Based on the votes set forth above, each of the foregoing persons was duly elected or appointed to serve as a director for a term expiring at the annual meeting of stockholders in 2022 and until the directors’ successors have been duly elected and qualified or until a given director’s earlier resignation or removal.

Proposal 2.Votes regarding a non-binding, advisory resolution approving the compensation of the Company’s named executive officers, were as follows:

			Broker
For	Against	Abstain	Non-Votes
159,154,831	16,763,629	203,184	12,804,732

Based on the votes set forth above, the non-binding, advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders.

Proposal 3.Votes regarding the approval of the A&R 2014 Plan, were as follows:

			Broker
For	Against	Abstain	Non-Votes
173,714,444	2,403,494	3,706	12,804,732

Based on the votes set forth above, the A&R 2014 Plan was approved by the Company’s stockholders.

Proposal 4.Votes regarding the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2021, were as follows:

For	Against	Abstain
188,825,647	93,303	7,426

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2021 was duly ratified by the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number Description

10.1Amended and Restated 2014 Equity Incentive Plan

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Date: May 17, 2021